UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 24, 2022

(Date of earliest event reported)

QUANTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State of Incorporation)	Commission File Number	(IRS EIN)

632 S Glenwood Place

Burbank, CA 91506

(Address of principal executive offices)

(818) 659-8052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered.
Common Stock	QNTA	OTCQB

Item 8.01	Other Events.

On May 27, 2022, Quanta Inc. (the “Company”) received a Wells notice (the “Notice”) from the staff of the Los Angeles Regional Office of the Securities and Exchange Commission (the “Commission”) stating that they are recommending an enforcement action be filed against us based on (i) our financial statements and other information contained in reports filed by us with the Commission by us for our 2021 year and thereafter; and (ii) press releases issued by the Company. The Notice states that the Commission anticipates alleging that we have violated Section 17(a) of the Securities Act of 1933, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13, and 13a-15 thereunder. We contend that we have not committed any wrongdoing or the violations referred to in the Notice. We cannot predict whether the Commission will follow the recommendations of the staff and file suit against us. If any enforcement proceeding is instituted by the Commission, we will defend the action. We cannot predict the outcome or timing of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta, Inc.

Dated: June 24, 2022	By:	/s/ Arthur Mikaelian
Arthur Mikaelian, CEO